SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): December 30, 1996




                       BALTIMORE GAS AND ELECTRIC COMPANY
             (Exact name of registrant as specified in its charter)




                 Maryland              1-1910            52-0280210
        (State of incorporation)    (Commission         (IRS Employer
                                    File Number)      Identification No.)




           39 W. Lexington Street Baltimore, Maryland      21201
            (Address of principal executive offices)    (Zip Code)




                                  410-783-5920
              (Registrant's telephone number, including area code)




                                 Not Applicable
         (Former name, former address and former fiscal year, if changed since last report)



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ITEM 5.  Other Events
---------------------

Charge to Earnings for Settlement of Fuel Rate Proceedings  about Calvert Cliffs
--------------------------------------------------------------------------------
Nuclear Power Plant Extended Outage
-----------------------------------

As reported in our 1995 Annual Report on Form 10-K, during 1989 through 1991 we experienced extended outages at our Calvert Cliffs Nuclear Power Plant. The replacement energy costs associated with these extended outages are estimated to be $458 million. The extended outages have been the subject of ongoing fuel rate proceedings before the Maryland Public Service Commission (PSC) for several years.

On December 30, 1996, we entered into a settlement agreement with People's Counsel (the advocates for residential ratepayers) and the PSC Staff proposing a resolution to these fuel rate proceedings. We agreed that ratepayers will not fund a total of $118 million of deferred electric fuel costs associated with the extended outages. This represents $83 million in addition to the $35 million reserve for possible disallowance of replacement energy costs we recorded in 1990. Under the accounting rules, the agreement results in a charge to earnings in the fourth quarter of 1996 totaling $58 million after tax, or 39 cents per share. Technically, the accounting entries are as follows: we will record a reserve to write off $83 million of deferred electric fuel costs (in addition to the previous $35 million reserve). Additionally, we will record a reserve to write off $5.5 million of accrued carrying charges related to the deferred fuel balances.





                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              BALTIMORE GAS AND ELECTRIC COMPANY
                                                        (Registrant)


Date  December 30, 1996                                 /s/    C.W. Shivery
                                                 C. W. Shivery, Vice President
                                                on behalf of the Registrant and
                                                 as Principal Financial Officer



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